Company Contact:
Gail A. Sloan
Vice President of Finance and Secretary
La Jolla Pharmaceutical Company
858-452-6600
gail.sloan@ljpc.com

LA JOLLA PHARMACEUTICAL COMPANY CALLS

URGENT SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 26, 2010 TO VOTE ON MERGER

SAN DIEGO, FEBRUARY 16, 2010 – La Jolla Pharmaceutical Company (NASDAQ: LJPC) today announced that it will hold a special meeting of stockholders on February 26, 2010 at 3:00 p.m. Pacific Time to vote on its proposed merger with Adamis Pharmaceuticals Corporation (OTCBB: ADMP.OB). Anyone who held La Jolla stock as of January 22, 2010 will receive proxy materials and be eligible to vote at the special meeting.

It is imperative that La Jolla stockholders vote at this special meeting of stockholders. Holders of more than 50% of La Jolla’s 65 million shares outstanding are required to be present in person or represented by proxy to hold the meeting. For the merger to be completed, holders of more than 50% of La Jolla’s shares must vote in favor. If too few of La Jolla’s stockholders vote, or if the merger is not approved, La Jolla will have limited cash resources, and the La Jolla board of directors may elect to, among other things, close the business and complete a voluntary dissolution under Delaware law.

Dr. Deirdre Y. Gillespie, La Jolla’s CEO, stated, “This merger provides potential upside for La Jolla’s stockholders as Adamis has current and anticipated future revenues from its recently launched epinephrine syringe and additional products in the pipeline. To close this deal, La Jolla’s unusually large base of 12,000 stockholders need to act and vote — every vote is critical. The likely alternative to the merger is to close the Company, in which case we currently expect returning $0.02 — $0.03 per share to stockholders.”

There is an extremely limited time to vote as all votes must be received before Friday, February 26th. La Jolla’s NASDAQ delisting hearing is scheduled for February 25th. Assuming the appeal is unsuccessful, La Jolla expects that its common stock could be delisted as early as March 1.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

The joint proxy statement/prospectus in connection with the merger with Adamis was mailed to La Jolla stockholders on or about February 12, 2010. Investors and security holders of both La Jolla and Adamis are urged to read the joint proxy statement/prospectus because it contains important information about La Jolla, Adamis and the proposed transaction. The joint proxy statement/prospectus, and any other documents filed by La Jolla with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov by contacting La Jolla Investor Relations by e-mail at gail.sloan@ljpc.com or by telephone at (858) 452-6600. La Jolla and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from La Jolla’s stockholders in favor of the proposed transaction. Information about the directors and executive officers of La Jolla and their respective interests in the proposed transaction is available in the joint proxy statement/prospectus.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations or future financial performance, including, but not limited to the following statements: the future operations of Adamis, the expected liquidation value of La Jolla if the merger is not completed, and the ability to complete the merger with Adamis. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause La Jolla’s actual results to be materially different from these forward-looking statements. Certain of these risks, uncertainties, and other factors are described in greater detail in the joint proxy statement/prospectus, as well as in La Jolla’s filings from time to time with the SEC, which La Jolla strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. La Jolla expressly disclaims any intent to update any forward-looking statements.